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                                  EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT



                                         Jurisdiction of      Percent of Capital
Name of Subsidiary                         Organization          Stock Owned
------------------                       ---------------      ------------------

AMCORE Bank N.A., Mendota                 United States               100%

AMCORE Bank N.A., Peru                    United States               100%

AMCORE Bank N.A., Rockford                United States               100%

AMCORE Bank N.A., Rock River Valley       United States               100%

AMCORE Bank N.A., Northwest               United States               100%

First State Bancorp of
  Princeton, Illinois, Inc.                 Delaware                  100%

NBA Holding Company                         Delaware                  100%

NBM Bancorp, Inc.                           Delaware                  100%

AMCORE Bank Aledo                           Illinois                  100%

AMCORE Bank Gridley                         Illinois                  100%

AMCORE Bank Princeton                       Illinois                  100%

AMCORE Trust Company                        Illinois                  100%

AMCORE Mortgage, Inc.                        Nevada                   100%

AMCORE Consumer Finance
  Company, Inc.                              Nevada                   100%

AMCORE Financial Life Insurance              Arizona                  100%
  Company

AMCORE Capital Management, Inc.             Illinois                  100%

AMCORE Insurance Group, Inc.                Illinois                  100%

AMCORE Investment Banking, Inc.             Illinois                  100%

Rockford Mercantile Agency, Inc.            Illinois                  100%

Amcore Investment Services, Inc.            Illinois                  100%